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                                                                     Exhibit 4.7
                                                            Certificate of Trust

                             CERTIFICATE OF TRUST
                                      OF
                         DOMINION CNG CAPITAL TRUST II



         THIS CERTIFICATE OF TRUST of Dominion CNG CAPITAL TRUST II (the "Trust"), is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

         I. Name. The name of the business trust formed hereby is Dominion CNG Capital Trust II.

         II. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Bank One Delaware, Inc., a Delaware corporation, 3 Christiana Center, 201 North Walnut Street, Wilmington, Delaware 19801.

         III. Effective Date. This certificate shall be effective on March 28, 2002.


         IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.


                                            BANK ONE DELAWARE, INC.
                                            not in its individual capacity
                                            but solely as trustee of the Trust


                                            By:    /s/ Sandra L. Caruba
                                               -----------------------------
                                               Name:    Sandra L. Caruba
                                               Title:   Vice President




                                            ADMINISTRATIVE TRUSTEE
                                            not in his individual capacity but
                                            solely as trustee of the Trust


                                            By:     /s/ G. Scott Hetzer
                                               -----------------------------
                                               Name:  G. Scott Hetzer
                                               Title:    Administrative Trustee